FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (the "**First Amendment**") is made and entered into effective as of May 29, 2020 (the "**Effective Date**"), by and between **VELOCIS PARK ONE, LP**, a Texas limited partnership, ("**Landlord**"), and **M2M SPECTRUM NETWORKS, LLC**, an Arizona limited liability company d/b/a "Iota ("**Tenant**").

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated August 3, 2018 (the "**Lease**"), whereby Landlord leases to Tenant certain space commonly known as Suite B-305 containing approximately 7,769 rentable square feet (the "**Premises**") in the commercial office buildings known as "Park One" located at 2111 - 2141 East Highland Avenue, Phoenix, Arizona 85016 (collectively, the "**Building**"), as more specifically described in the Lease; and

WHEREAS, the current Lease Term for the Premises expires May 31, 2024 (the "**Expiration Date**"); and

WHEREAS, as a result of the current COVID-19 pandemic, Landlord and Tenant desire to amend the Lease as more particularly set forth in this First Amendment.

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree that the Lease is hereby amended as follows:

1. **Deferral of Base Rent**. Base Rent under the Lease is hereby deferred by: (a) the remaining amount due for April 2020 (**$16,051.12**), (b) one hundred percent (100%) for the months of May (**$18,451.38**) and June 2020 (**$18,936.94**), and (c) fifty percent (50%) for the month of July 2020 (**$9,468.47**), for a total deferral of **$62,907.91** (the "**Base Rent Deferral"**). As reimbursement for the Base Rent Deferral, Base Rent shall be increased by an amount equal to an amortization of the Base Rent Deferral, without interest, over a period of sixteen (16) months commencing September 1, 2020 and ending on the December 31, 2021 (the "**Base Rent Deferral Recoupment Period"**), such that Base Rent shall be increased by the sum of **$3,931.74** per month during the Base Rent Deferral Recoupment Period. Accordingly, Base Rent shall be payable as follows:

Term	Monthly Base Rent
05/01/20 – 06/30/20	$0.00
07/01/20 – 07/31/20*	$9,468.47
08/01/20 – 08/31/20	$18,936.94
09/01/20 – 05/31/21 **	$22,868.68
06/01/21 – 12/31/21 **	$23,354.24
01/01/22 – 05/31/22	$19,422.50
06/01/22 – 05/31/23	$19,908.06
06/01/23 – 05/31/24	$20,393.63

* Reduced by fifty percent (50%)
** Increased by $3,931.74 per month

2. **Additional Rent.** Tenant shall continue to pay Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Additional Pass Through Costs according to the terms of the Lease.

3. **Confidentiality.** Tenant agrees to keep all aspects of this First Amendment strictly confidential, and shall not disclose same to any other party, including but not limited to other tenants or occupants of the Building.

4. **Rent Payment Address.** The Rent Payment Address is hereby changed to:

Velocis Park One, LP
PO Box 98202
Las Vegas, NV 89193-8202

5. **Condition of Premises.** Tenant stipulates that it has accepted the Premises in its AS-IS, WHERE IS, condition. Landlord shall not be required to make any improvements, alterations or additions to the Premises, and Tenant is not entitled to any allowances. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE PREMISES except as expressly set forth in the Lease.

6. **No Defaults.** Tenant represents to Landlord that as of the Effective Date: (a) to its knowledge, there are no uncured defaults of Landlord; (b) all allowances or credits against Base Rent provided in the Lease, if any, have been paid in full except for the Base Rent Deferral set forth above; (c) all improvements to the Premises required to be made by Landlord, if any, have been completed; and (d) Tenant does not have any right of offset or rescission.

7. **Brokers.** Tenant represents and warrants that it has not dealt with any other broker, salesperson or finder in connection with this First Amendment, and no such person initiated or participated in the negotiation of this First Amendment on Tenant's behalf or is entitled to any fee or commission in connection herewith by, through or under Tenant. Tenant agrees to indemnify and hold Landlord harmless from and against any and all damages, liabilities, costs or expenses (including attorney fees) arising from any claims or demands of any broker arising by, through or under Tenant.

8. **Conflict.** In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

9. **Definitions.** Capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Lease.

10. **Execution.** The parties agree that this First Amendment may be transmitted between them electronically and the parties intend that an electronically transmitted copy of this First Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding amendment. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original agreement and all of which when taken together shall be deemed to be one and the same agreement.

[signature page follows]

EXECUTED effective as of the Effective Date.

LANDLORD:

VELOCIS PARK ONE, LP
a Texas limited partnership

By: Velocis Park One GP, LP, a Texas limited partnership
Its: General Partner

By: Velocis Park One UGP, LLC, a Texas limited liability company
Its: General Partner

By: [signature]
Name: W. Frederick Hamm
Title: Manager

TENANT:

M2M SPECTRUM NETWORKS, LLC an Arizona limited liability company, d/b/a "Iota"

By: [signature]
Name: Terrence DeFranco
Its: Member Manager